Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Contact:	William M. Lowe, Jr.	Dean W. Dimke
	Executive Vice President and	Director of Corporate and
	Chief Financial Officer	Investor Communications
	billlowe@KEMET.com	deandimke@KEMET.com
	864-963-6484	954-766-2800

KEMET Reports Fourth Quarter and Fiscal Year 2009 Results

Financial Highlights:

•                  Net sales for the fourth quarter were $136 million and $804.4 million for fiscal year 2009

•                  Fourth Quarter GAAP net income (loss) per share of $0.06 compared to $(0.14) for prior quarter ended December 31, 2008

•                  Fourth Quarter Non-GAAP net income (loss) per share of $(0.23) compared to $(0.06) for prior quarter ended December 31, 2008

•                  SG&A expenses declined $7.8 million compared to quarter ended March 31, 2008 and $5.2 million versus fiscal year 2008

•                  Cash balance increased $13.8 million during quarter ended March 31, 2009

Greenville, South Carolina (May 19, 2009) - KEMET Corporation (Other OTC: KEME) today reported preliminary results for the fourth quarter ended March 31, 2009.  Net sales for the quarter ended March 31, 2009, were $136.0 million, which is a 43.6% decrease over the same quarter last year and a 28.7% decrease over the prior quarter ended December 31, 2008. Net sales for fiscal year 2009, which includes a full year of operating results for the acquisition in October 2007 of Arcotronics Italia S.p.A., were $804.4 million which is a 5.4% decrease compared to prior fiscal year ended March 31, 2008.

On a U.S. GAAP basis net income was $4.5 million, or $0.06 per share for the fourth fiscal quarter compared to a net loss of $20.5 million or $(0.24) per share for the same quarter last year and compares to a net loss of $11.1 million or $(0.14) per share for the prior quarter ended December 31, 2008.  The Non-GAAP net loss, excluding special charges, was $18.5 million or $(0.23) per share for the current quarter compared to net loss of $2.3 million, or $(0.03) per share for the same quarter last year and compares to a net loss of $4.9 million, or $(0.06) per share for the prior quarter ended December 31, 2008.

The current quarter includes a net $28.6 million gain related primarily to the curtailment of a post-retirement benefit plan, $2.5 million of impairment charges related to long-lived assets, $1.8 million of restructuring charges and acquisition related integration expenses and $1.3 million of non-recurring interest amortization charges.

“Our industry and our business continue to be affected by the worldwide recession. Inventory management was a key focus for us during this last quarter and proved to be a success as we increased our unrestricted cash for the quarter by $13.8 million over last quarter even as our sales declined almost 29% from the prior quarter ended December 31, 2008.” stated Per Loof, KEMET’s Chief Executive Officer.   “We may have hit the bottom in some markets and regions this past quarter, but we expect further decline in some markets through this current quarter.  I am pleased by the actions we have taken recently that have strengthened our balance sheet and we continue to pursue that objective.  Continued pressure on our operating cash will remain a challenge for us as we maneuver through the balance of the calendar year,”  continued Loof.

Management believes that investors may find it useful to review the Company’s financial results that exclude special items as determined by management.  These special items include impairment charges associated with goodwill and long-lived assets, integration costs incurred as a result of recent business acquisitions, restructuring charges related primarily to employee severance and equipment moves, losses incurred due to the early retirement of debt, benefit plan curtailments, non-recurring interest amortization charges, certain inventory adjustments, other non-cash acquisition related expenses, and sales or disposals of certain asset groups.  Management believes that this Non-GAAP disclosure is useful to investors in that it provides a supplemental way to possibly better understand the underlying operating performance of the Company.  Management uses Non-GAAP financial reporting to evaluate operating performance; however Non-GAAP financial performance should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP.

The following table provides reconciliation from GAAP net income (loss) to Non-GAAP net income (loss):

GAAP to Non-GAAP Reconciliation	Quarters Ended			Fiscal Years Ended
(Unaudited)	March 2009	December 2008	March 2008	March 2009	March 2008
	(Amounts in millions, except per share data)
Including special items (GAAP)
Net sales	$136.0	$190.7	$241.2	$804.4	$850.1

Net income (loss)	$4.5	$(11.1)	$(20.5)	$(276.9)	$(17.6)
Net income (loss) per share (basic and diluted)	0.06	(0.14)	(0.24)	(3.44)	(0.21)

Excluding special items (Non-GAAP)
Net income (loss)	$4.5	$(11.1)	$(20.5)	$(276.9)	$(17.6)
Special items (after tax):
Restructuring charges	1.3	4.2	13.7	29.4	24.9
Goodwill impairment	—	—	—	174.3	—
Write down of long lived assets	2.5	—	2.1	67.3	4.2
(Gain) loss on sales and disposals of assets	—	1.4	—	(26.8)	—
Net benefit plan adjustments	(28.6)	—	—	(28.6)	—
Non-recurring interest amortization charges	1.3	—	—	1.3	—
Loss on early retirement of debt	—	—	—	2.2	—
Inventory adjustment	—	—	—	8.6	—
Acquisitions integration costs	0.5	0.6	1.5	5.1	3.7
Other non-cash acquisition expense	—	—	0.9	—	0.9
Adjusted net income (loss) (excluding special items)	$(18.5)	$(4.9)	$(2.3)	$(44.1)	$16.1
Adjusted net income (loss) per basic and diluted share (excluding special items)	$(0.23)	$(0.06)	$(0.03)	$(0.55)	$0.19

KEMET’s common stock is listed on the OTC Bulletin Board and on the Pink OTC Markets, Inc., Pink Quote System under the symbol KEME. At the Investor Relations section of our web site at http://www.KEMET.com/IR, users may subscribe to KEMET news releases and find additional information about our Company.

QUIET PERIOD

Beginning July 1, 2009, we will observe a quiet period during which the information provided in this news release and our annual report on Form 10-K will no longer constitute our current expectations. During the quiet period, this information should be considered to be historical, applying prior to the quiet period only and not subject to update by management. The quiet period will extend until the day when our next quarterly earnings release is published.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal security laws about KEMET Corporation (the “Company”) financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets in which the Company operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates,” variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to the following: (i) the Company’s ability to consummate the tender offer for its 2.25% Convertible Senior Notes due 2026 and accomplish its financing plan described in the Offer to Purchase dated May 5, 2009; (ii) generally adverse economic and industry conditions, including a decline in demand for the Company’s products;  (iii) the ability to maintain sufficient liquidity to realize current operating plans; (iv) adverse economic conditions could cause further reevaluation of the fair value of our reporting segments and the write down of long-lived assets; (v) the cost and availability of raw materials; (vi) changes in the competitive environment of the Company;  (vii) economic, political, or regulatory changes in the countries in which the Company operates; (viii) the ability to successfully integrate the operations of acquired businesses; (ix) the ability to attract, train and retain effective employees and management; (x) the ability to develop innovative products to maintain customer relationships; (xi) the impact of environmental issues, laws, and regulations; (xii) the Company’s ability to achieve the expected benefits of its manufacturing relocation plan or other restructuring plan; and (xiii) volatility of financial and credit markets which would affect access to capital for the Company. Other risks and uncertainties may be described from time to time in the Company’s other reports and filings with the Securities and Exchange Commission.

KEMET CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

(Unaudited - Amounts in thousands except per share data)

	Quarters Ended		Fiscal Years Ended
	March 2009	March 2008	March 2009	March 2008

Net sales	$136,043	$241,178	$804,385	$850,120

Operating costs and expenses:
Cost of sales	137,368	203,842	736,286	695,397
Selling, general and administrative expenses	21,183	28,970	93,770	99,048
Research and development	5,644	9,813	28,956	35,699
Restructuring charges	1,295	13,937	30,874	25,341
Goodwill impairment	—	—	174,327	—
Write down of long-lived assets	2,469	2,120	67,624	4,218
(Gain) loss on sales and disposals of assets	1,731	(661)	(25,505)	(702)
Curtailment gains on benefit plans	(30,835)	—	(30,835)	—
Total operating costs and expenses	138,855	258,021	1,075,497	859,001
Operating loss	(2,812)	(16,843)	(271,112)	(8,881)

Other (income) expense:
Interest income	(73)	(1,030)	(618)	(6,061)
Interest expense	5,695	5,302	21,459	14,074
Other income, net	(7,778)	(1,571)	(14,084)	(4,412)
Loss on early retirement of debt	—	—	2,212	—
Loss before income taxes	(656)	(19,544)	(280,081)	(12,482)
Income tax expense (benefit)	(5,120)	941	(3,202)	5,111
Net income (loss)	$4,464	$(20,485)	$(276,879)	$(17,593)

Net income (loss) per share (basic and diluted)	0.06	(0.24)	(3.44)	(0.21)

KEMET CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

(Amounts in thousands except per share data)

	March 31,
	2009	2008
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$39,204	$81,383
Accounts receivable, net	120,139	197,258
Inventories	154,981	243,714
Other current assets	11,245	15,692
Deferred income taxes	151	4,017
Total current assets	325,720	542,064
Property, plant and equipment, net	357,977	479,396
Goodwill	—	182,273
Intangible assets, net	24,094	35,786
Other assets	7,010	12,381
Total assets	$714,801	$1,251,900

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$25,994	$108,387
Accounts payable	52,332	131,468
Accrued expenses	51,125	59,626
Income taxes payable	1,127	3,524
Total current liabilities	130,578	303,005
Long-term debt	307,111	304,294
Other non-current obligations	57,316	80,130
Deferred income taxes	5,466	21,679
Commitments and contingencies

Stockholders’ equity:
Common stock, par value $0.01, authorized 300,000, shares issued 88,525 and 88,240 shares at March 31, 2009 and 2008, respectively	885	882
Additional paid-in capital	322,905	323,359
Retained earnings (deficit)	(62,699)	214,180
Accumulated other comprehensive income	12,663	65,565
Treasury stock, at cost (7,714 and 7,950 shares at March 31, 2009 and 2008, respectively)	(59,424)	(61,194)
Total stockholders’ equity	214,330	542,792

Total liabilities and stockholders’ equity	$714,801	$1,251,900

KEMET CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(Amounts in thousands)

	Fiscal Years Ended March 31,
	2009	2008
	(Unaudited)
Sources (uses) of cash and cash equivalents
Operating activities:
Net loss	$(276,879)	$(17,593)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	57,290	53,522
Goodwill impairment	174,327	—
Write down of long-lived assets	67,624	4,218
(Gains) losses on sales and disposals of assets	(25,505)	(702)
Curtailment gains on benefit plans	(30,835)	—
Stock-based compensation expense	1,070	3,340
Deferred income taxes	(8,076)	2,342
Changes in assets and liabilities:
Accounts receivable	44,777	1,810
Inventories	71,308	(8,214)
Prepaid expenses and other current assets	4,055	3,217
Accounts payable	(67,356)	(15,499)
Accrued expenses and income taxes	(490)	(42,329)
Deferred income taxes payable	(2,976)	(5,751)
Other non-current obligations	(2,609)	1,122
Other	—	(46)
Net cash provided by (used in) operating activities	5,725	(20,563)

Investing activities:
Capital expenditures	(30,541)	(43,605)
Proceeds from sale of assets	34,870	3,018
Acquisitions, net of cash received	(1,000)	(69,896)
Change in restricted cash	3,900	(37)
Proceeds from sale of fuel cell business	—	5,759
Proceeds from maturity of short-term investments	—	46,076
Other	—	(768)
Net cash provided by (used in) investing activities	7,229	(59,453)

Financing activities:
Proceeds from sale of common stock to employee savings plan	249	575
Proceeds from issuance of long-term debt	23,317	142,014
Payment on long-term debt	(75,487)	(170,150)
Debt issuance costs	(1,574)	(602)
Purchases of treasury stock	—	(18,221)
Proceeds from exercise of stock options	—	131
Net cash used in financing activities	(53,495)	(46,253)
Net decrease in cash and cash equivalents	(40,541)	(126,269)
Effect of foreign currency fluctuations on cash	(1,638)	1,963
Cash and cash equivalents at beginning of fiscal year	81,383	205,689
Cash and cash equivalents at end of fiscal year	$39,204	$81,383